SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           CURRENT REPORT ON FORM 8-K

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report, May 14, 1999

                        Commission File Number: 0-20307

                        AVALON COMMUNITY SERVICES, INC.
                          (Exact name of Registrant as
                      specified in its corporate charter)


                     Nevada                  13-3592263
                     ------                  ----------
             (State of Incorporation) (I.R.S. Employer I.D. Number)

               13401 Railway Drive, Oklahoma City, Oklahoma 73114
               --------------------------------------------------
                    (Address of Principal executive offices)

                                 (405) 752-8802
                                 --------------
                          (Issuer's telephone number)

ITEM 2. Acquisition of Assets

     On April 30, 1999, Southern Corrections Systems, Inc., a wholly owned subsidiary of Avalon Community Services Inc., acquired the management contract on Adams Community Corrections Program Inc. (ACCP) from CSC, Inc. The management contract provides for fees, overhead and direct expense reimbursement from ACCP. As part of the transaction, Southern Corrections Systems was named as the sole voting member of ACCP.

     ACCP is a Colorado non-profit company specializing in Community Corrections in Adams County, Colorado. ACCP operates three facilities, the Pheonix Center, Loft House and Garland Center. The Pheonix Center is a 135 bed halfway house located in Henderson, Colorado. The Loft House is a 35 bed halfway house located in Denver, Colorado. The Garland Center is a new location in Northglen, Colorado to provide day reporting services to non-residential offenders.



ITEM 7. Financial Statements and Exhibits

a. CSC, Inc. Purchase agreement between CSC, Inc. and Southern Corrections Systems, Inc., dated April 30, 1999.

b. Omnibus Agreement between Southern Corrections Systems, Inc., the Board of Directors of ACCP, ACCP and Ms. Ellen Czapran dated April 30, 1999.




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
                AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES


     In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 14, 1999                        AVALON COMMUNITY SERVICES, INC.


                                        By: /S/ Jerry Sunderland
                                            ---------------------------
                                            Jerry Sunderland, President



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